*Van Kampen Funds
Rule 10f-3 Transactions


April 1, 2000 through June 30, 2000


TRADE			AMOUNT OF 	PARTICIPATING	PRICE		AMOUNT		PURCHASED		%
DATE	UNDERWRITING	OFFER		FUND/s		PER SHARE	PURCHASED	FROM			UW

04/06/00 I3 Mobile, Inc. 5,100,000	Equity Growth	16.00		300		Deutsche Bank Sec.	0.006%
					Focus Equity	16.00		1,800		Hambrecht & Quist	0.035%


04/14/00 Vot. Cel. 	7,920,000	Emerging Markets 15.00		31,400		Merrill Lynch		0.396%
					Latin American	 15.00		46,500		Merrill Lynch		0.587%


04/26/00 AT & T Wireless36,000,000	Equity Growth	29.50		8,400		Merrill Lynch		0.002%
					Focus Equity	29.50		43,300		Goldman Sachs		0.012%
					Tax Managed 	29.50		200		CS First Boston		0.000%


06/12/00 Egg PLC	148,000,000	Inter. Mag.	1.60		26,000		Goldman Sachs		0.018%

06/15/00 China Uni. Ltd.233,617,000	Asian Growth	19.99		154,000		Jardine Fleming		0.066%
					Emerging Markets19.99		135,400		Jardine Fleming		0.058%


06/16/00 ASM Lithography 60,000,000	Equity Growth	38.15		6,600		CS First Boston		0.011%
					Tax Managed     38.15		400		Merrill Lynch		0.001%


06/19/00 Telmex ADR	27,649,306	Emerging Markets53.25		6,400		Salomon Smith Barney	0.023%
					Latin America	53.25		24,100		Salomon Smith Barney	0.087%

06/26/00 Stratos Lightwave8,750,000	Equity Growth	21.00		1,800		Lehman Bros.		0.021%
					Focus Equity	21.00		9,300		Lehman Bros.		0.106%
					Tax Managed 	21.00		100		Lehman Bros.		0.001%


06/27/00 Genuity, Inc.	173,913,000	Equity Growth	11.00		11,100		JP Morgan Securities	0.006%
											Warburg Dillon Read
											ABN Amro, Inc.
	 										Williams Capital
					Tax Managed 	11.00		1,000		JP Morgan Securities	0.001%
											Warburg Dillon Read
											ABN Amro, Inc.


06/27/00 Phoenix Satellite727,060,000	Asian Growth 	1.08		918,000		Merrill Lynch		0.126%
					Emerging Markets1.08		689,000		Merrill Lynch		0.095%


06/28/00 Capstone Turbine 9,090,909	Equity Growth	16.00		1,100		Goldman Sachs		0.012%
					Tax Managed 	16.00		100		Goldman Sachs		0.001%


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All Transactions were completed in accordance with rule 10f-3

All prices in US$ unless otherwise noted.

VAN KAMPEN SERIES FUND, INC.
VAN KAMPEN LIFE INVESTMENT TRUST GLOBAL EQUITY FUND
VAN KAMPEN LIFE INVESTMENT TRUST MORGAN STANLEY REAL ESTATE SECURITIES FUND
VAN KAMPEN REAL ESTATE SECURITIES FUND
VAN KAMPEN TAX MANAGED EQUITY GROWTH FUND